Exhibit 99.1

Motorola Solutions Names Jason Winkler Chief Financial Officer

Reaffirms Second Quarter Revenue and EPS Guidance

CHICAGO – June 30, 2020 – Motorola Solutions, Inc. (NYSE: MSI) today announced that Jason Winkler has been named executive vice president and chief financial officer, effective July 1, 2020. Winkler succeeds Gino Bonanotte, who has decided to retire from Motorola Solutions on December 31, 2020. Bonanotte will work closely with Winkler through the remainder of 2020 to ensure a smooth transition.

“Jason’s financial expertise and deep operational understanding of our business will serve us exceptionally well as we continue to grow and drive total shareholder value,” said Greg Brown, chairman and CEO of Motorola Solutions. “Jason’s elevation is a reflection of his immediate readiness as well as our robust succession planning process.”

Brown added, “On behalf of the entire board of directors and management team, I want to thank Gino for his 33 years of service to our company, including the last seven years as chief financial officer. Gino has been a great partner, and he’s built a world-class finance organization. I wish him the very best in his retirement.”

Winkler has over 19 years of experience with the company. He most recently served as senior vice president leading finance for the products and sales group, including the video security business and global finance teams. Winkler has also held a number of key financial leadership roles within the company, including finance lead for global sales and services, finance lead for North America, chief of staff to the chairman and CEO and senior director of investor relations.

Winkler earned a bachelor’s degree in business administration from Valparaiso University and a master’s degree in business administration from the University of Chicago’s Booth School of Business.

Reaffirmation of Second Quarter 2020 Guidance

Motorola Solutions reaffirms its second quarter revenue guidance of a decline of (17%) to (14%) compared to the second quarter of 2019 and its non-GAAP earnings per share guidance in the range of $1.18 to $1.27.

USE OF NON-GAAP FINANCIAL INFORMATION

In this press release we use non-GAAP earnings per share, which is a non-GAAP measurement of results. The company has provided this non-GAAP measurement to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses this operating result, excluding the highlighted items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management excludes these items because it believes this exclusion of such items enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurement is intended only as a supplement to the comparable GAAP measurement and the company compensates for the limitations inherent in the use of the non-GAAP measurement by using a GAAP measure in conjunction with the non-GAAP measurement. As a result, investors should consider the non-GAAP measurement in addition to, and not in substitution for or as superior to, the measurement of financial performance prepared in accordance with generally accepted accounting principles.

The company has not quantitatively reconciled its guidance for this non-GAAP metric to their most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact this measure have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the most comparable GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling item could significantly impact the company’s results.

Highlighted items: In preparing the estimate of its non-GAAP earnings per share guidance, and consistent with the guidance provided in its first quarter earnings release, the company has excluded the effects of the following highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investments and businesses, Hytera-related legal expenses, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance. For the purposes of management’s internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance.

Share-based compensation expenses: The company has also excluded share-based compensation expenses from its operating expenses and net income measurements included as part of its non-GAAP per share guidance. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expenses primarily because it represents a significant non-cash expense. Share-based compensation expenses will recur in future periods.

Intangible assets amortization expense: The company has also excluded intangible assets amortization expense from its operating expenses and net earnings measurements included as part of its non-GAAP per share guidance, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

BUSINESS RISKS

This news release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the second quarter 2020. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 10 through 22 in Item 1A of Motorola Solutions’ 2019 Annual Report on Form 10-K, on page 34 in Item 1A of Motorola Solutions’ First Quarter 2020 Report on Form 10-Q, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company’s products; (4) the company’s ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; (viii) the company’s ability to access the capital markets on acceptable terms and conditions; and (ix) the ongoing COVID-19 pandemic and governmental and societal responses thereto; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company’s performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company’s manufacturing and business operations in foreign countries; (13) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company’s use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its 1.75% senior convertible notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions is a global leader in mission-critical communications and analytics. Our technology platforms in mission-critical communications, command center software and video security & analytics, bolstered by managed & support services, make cities safer and help communities and businesses thrive. At Motorola Solutions, we are ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com.

MEDIA CONTACT

Alexandra Reynolds

Motorola Solutions

+1 312-965-3968

alexandra.reynolds@motorolasolutions.com

INVESTOR CONTACT

Tim Yocum

Motorola Solutions

+1 847-576-6899

Tim.Yocum@motorolasolutions.com

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